                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                        Date of Report: October 16, 1997





Exact Name of Registrant                   Commission    I.R.S. Employer
as Specified in Its Charter                File Number   Identification No.
----------------------------------------   -----------   ------------------


   Hawaiian Electric Industries, Inc.           1-8503           99-0208097
   Hawaiian Electric Company, Inc.              1-4955           99-0040500




                                 State of Hawaii
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


                  900 Richards Street, Honolulu, Hawaii 96813
        ----------------------------------------------------------------
             (Address of principal executive offices and zip code)


Registrant's telephone number, including area code:

               (808) 543-5662 - Hawaiian Electric Industries, Inc.
               (808) 543-7771 - Hawaiian Electric Company, Inc.

                                    None
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS

On October 16, 1997, HEI issued the following news release:

HONOLULU -- Hawaiian Electric Industries, Inc. (HEI) (NYSE - HE) reported net income for the three months ended September 30, 1997 of $24.1 million, or 77 cents per share, compared to $17.4 million, or 57 cents per share, in the same period of 1996. Excluding a nonrecurring charge by the company's savings bank subsidiary for a special assessment on thrifts by the Federal Deposit Insurance Corporation (FDIC), net income for the third quarter of 1996 would have been $25.7 million, or 84 cents per share.

For the nine months ended September 30, 1997 net income was $63.6 million, or $2.04 per share, compared with $57.6 million, or $1.91 per share, in the same period last year. Excluding the FDIC special assessment, 1996 year-to-date net income would have been $65.9 million, or $2.18 per share.

"Tough economic conditions in Hawaii dampened our utilities' kilowatthour sales this quarter," said Robert F. Clarke, HEI president and chief executive officer. "Our savings bank continues to perform well despite difficult market conditions and is close to concluding its purchase of Bank of America's Hawaii operations."

Kilowatthour sales for the quarter and nine months were down 0.3% and 0.5%, respectively, from the same periods of 1996. Hawaii's tourism industry saw a 0.9% decrease in visitor arrivals in Hawaii through August compared with the same period of 1996, which impacted kilowatthour sales for the quarter and first nine months. In addition, cooler temperatures on Oahu through September resulted in lower residential and commercial air conditioning usage.

Electric utility operating income during the quarter declined 4% to $48.1 million compared with $50.1 million in the same quarter of 1996. Operating income for the nine months was $127.1 million versus $132.2 million in the same period last year. In addition to lower kilowatthour sales, higher maintenance costs and depreciation from plant additions also contributed to the decline in year-to-date operating income. The recent twelve month return on average common equity for the Oahu utility declined to 10.0% compared to 11.5% for the twelve months ended September 30, 1996.

HEI's savings bank subsidiary reported a 21% increase in operating income to $11.8 million for the quarter compared with $9.8 million in the same quarter of 1996, excluding the nonrecurring FDIC assessment. Operating income for the nine months was $36.4 million versus $30.0 million in the same period last year without the FDIC assessment. Results in 1997 are up due to increased net interest income, lower deposit insurance premiums and expense controls, partly offset by larger additions to the provision for loan losses. The bank's interest rate spread -- the difference between the yield on earning assets and cost of funds -- was 2.96% for the nine months versus 2.80% in the same period last year. The bank's year-to-date average earning assets were up 5% from the same period of 1996.

In May 1997, American Savings Bank signed a definitive agreement to acquire substantially all of the Hawaii deposits of Bank of America and most of its branches and its Hawaii-based loans. "We are pleased that regulatory review of the acquisition is proceeding smoothly," Clarke said. "Subject to all conditions being met, the acquisition looks like it will close by the end of this year. At closing, we expect to incur acquisition related expenses of approximately $1.9 million after tax."

HEI's real estate development subsidiary has been negatively impacted by the soft Hawaii real estate market. This quarter, the company took a $2.5 million noncash after-tax charge on its investment in a real estate project, which was mostly offset by an investment gain recognized by HEI's passive investment company. Last week, HEI's maritime freight transportation subsidiary received a final decision and order from the Hawaii Public Utilities Commission in its 1997 general rate case. The order authorized a 4.7%, or $1.7 million increase in annual revenues, based on a 14.1% return on average common equity.

Hawaiian Electric Industries, Inc. is a diversified holding company that delivers essential services to the people of Hawaii. Its core businesses are electric utilities and a savings bank. Other smaller businesses include maritime freight transportation, residential real estate development and passive investments. A subsidiary was formed in 1995 to pursue independent power projects in Asia and the Pacific.

NOTE: THIS REPORT AND OTHER PRESENTATIONS MADE BY HEI AND ITS SUBSIDIARIES CONTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 21E OF THE EXCHANGE ACT. EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS SET FORTH ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS. POTENTIAL RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, SUCH FACTORS AS THE EFFECT OF ECONOMIC CONDITIONS; PRODUCT DEMAND AND MARKET ACCEPTANCE RISKS; COMPETITIVE PRODUCTS AND PRICING; CAPACITY AND SUPPLY CONSTRAINTS OR DIFFICULTIES; NEW TECHNOLOGICAL DEVELOPMENTS; GOVERNMENTAL AND REGULATORY ACTIONS; ACTUAL PURCHASES UNDER AGREEMENTS; THE RESULTS OF FINANCING EFFORTS; THE TIMING AND EXTENT OF CHANGES IN INTEREST RATES; THE FINAL PURCHASE PRICE AND RELATED ADJUSTMENTS MADE PURSUANT TO THE BANK OF AMERICA, FSB - HAWAII OPERATIONS PURCHASE AND ASSUMPTION AGREEMENT; AND THE RESULTS OF INTEGRATION OF THE BANK OF AMERICA, FSB - HAWAII OPERATIONS WITH THE OPERATIONS OF ASB. INVESTORS ARE ALSO DIRECTED TO CONSIDER OTHER RISKS AND UNCERTAINTIES DISCUSSED IN OTHER PERIODIC REPORTS PREVIOUSLY AND SUBSEQUENTLY FILED BY HEI AND/OR HAWAIIAN ELECTRIC COMPANY, INC. WITH THE SECURITIES AND EXCHANGE COMMISSION.


Hawaiian Electric Industries, Inc. and subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

                                             Three months               Nine months             Twelve months
(in thousands, except                      ended September 30,       ended September 30,      ended September 30,
   per share amounts)                      1997           1996       1997          1996       1997            1996

--------------------------------------------------------------------------------------------------------------------
REVENUES
Electric utility                       $282,234       $284,417  $  831,314     $  797,241    $1,114,941   $1,047,050
Savings bank                             71,625         68,281     210,211        200,351       281,262      269,494
Other                                    13,262         15,460      45,042         43,978        59,366       57,898
                                       --------       --------  ----------     ----------    ----------   ----------
                                        367,121        368,158   1,086,567      1,041,570     1,455,569    1,374,442
                                       --------       --------  ----------     ----------    ----------   ----------

EXPENSES
Electric utility                        234,089        234,285     704,179        664,995       946,439      880,144
Savings bank                             59,778         58,461     173,843        170,373       234,816      229,229
 FDIC special assessment*                   --          13,835         --          13,835           --        13,835
Other                                    16,942         16,834      52,711         49,477        73,124       67,734
                                       --------       --------  ----------     ----------    ----------   ----------
                                        310,809        323,415     930,733        898,680     1,254,379    1,190,942
                                       --------       --------  ----------     ----------    ----------   ----------

OPERATING INCOME (LOSS)
Electric utility                         48,145         50,132     127,135        132,246       168,502      166,906
Savings bank                             11,847         (4,015)     36,368         16,143        46,446       26,430
Other                                    (3,680)        (1,374)     (7,669)        (5,499)      (13,758)      (9,836)
                                       --------       --------  ----------     ----------       --------- ----------
                                         56,312         44,743     155,834        142,890       201,190      183,500
                                       --------       --------  ----------     ----------       --------- ----------




Hawaiian Electric Industries, Inc. and subsidiaries
CONSOLIDATED STATEMENTS OF INCOME (continued)
(unaudited)


                                             Three months               Nine months              Twelve months
(in thousands, except                      ended September 30,       ended September 30,       ended September 30,
   per share amounts)                      1997           1996       1997          1996       1997             1996

----------------------------------------------------------------------------------------------------------------------
Interest expense--
  electric utility
  and other                                (15,929)        (16,060)    (48,074)     (48,309)   (65,597)        (64,771)
Allowance for borrowed
  funds used during
  construction                               1,522           1,098       4,658        3,602      6,918           4,882
Preferred stock
  dividends of electric
  utility subsidiaries                      (1,563)         (1,667)     (4,697)      (5,008)    (6,218)         (6,710)
Preferred securities
  distributions of
  trust subsidiaries                        (3,064)             --      (7,503)          --     (7,503)             --
Allowance for equity
  funds used during
  construction                               2,654           2,399       8,079        7,197     12,623           9,824
                                          --------        --------    --------     --------    -------        --------

INCOME BEFORE
  INCOME TAXES                              39,932          30,513     108,297      100,372    141,413         126,725
Income taxes                                15,794          13,141      44,701       42,768     56,763          53,506
                                          --------        --------    --------     --------   --------        --------
NET INCOME                                $ 24,138        $ 17,372    $ 63,596     $ 57,604   $ 84,650        $ 73,219
                                          ========        ========    ========     ========   ========        ========

Per common share
  Earnings                                $   0.77        $   0.57    $   2.04     $   1.91   $   2.72        $   2.44
                                          ========        ========    ========     ========   ========        ========
  Dividends                               $   0.61        $   0.60    $   1.83     $   1.80   $   2.44        $   2.40
                                          ========        ========    ========     ========   ========        ========
  Book value
    (end of period)                       $  25.35        $  24.89
                                          ========        ========
  Market price
    (end of period)                       $  37.44        $  34.13
                                          ========        ========

Weighted average
  number of common
  shares outstanding                        31,528          30,465      31,244       30,178     31,108          30,025
                                          ========        ========    ========     ========    ========       ========

* On September 30, 1996, President Clinton signed the omnibus appropriations bill, which included a special one-time assessment by the Federal Deposit Insurance Corporation (FDIC) on all deposits insured by the Savings Association Insurance Fund held as of March 31, 1995. ASB's assessment was $8.3 million after-tax and was accrued in September 1996.


Hawaiian Electric Industries, Inc. and subsidiaries
CONSOLIDATED STATEMENTS OF INCOME (continued)
(unaudited)



                                             Three months               Nine months             Twelve months
(in thousands, except                      ended September 30,       ended September 30,      ended September 30,
   per share amounts)                      1997           1996       1997          1996       1997            1996
----------------------------------------------------------------------------------------------------------------------------
NET INCOME EXCLUDING
  FDIC SPECIAL
  ASSESSMENT                            $24,138         $25,705   $63,596        $65,937   $84,650         $81,552
                                        =======         =======   =======       ========   =======       =========

EARNINGS PER COMMON SHARE
 EXCLUDING FDIC
 SPECIAL ASSESSMENT                       $0.77           $0.84     $2.04          $2.18     $2.72           $2.72
                                        =======         =======   =======        =======   =======       =========


This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HEI's Annual Report on SEC Form 10-K for the year ended December 31, 1996 and the consolidated financial statements and the notes thereto in HEI's Quarterly Report on SEC Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 (when filed).

Results of operations for interim periods are not necessarily indicative of results to be expected for the full year.



                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.


HAWAIIAN ELECTRIC INDUSTRIES, INC.        HAWAIIAN ELECTRIC COMPANY, INC.
                     (Registrant)                             (Registrant)


 /s/ Robert F. Mougeot                    /s/ Ernest T. Shiraki
---------------------------------         ------------------------------------
Robert F. Mougeot                         Ernest T. Shiraki
Financial Vice President and              Controller of HECO
Chief Financial Officer of HEI            (Principal Accounting Officer of HECO)
(Principal Financial Officer of HEI)

Date:  October 16, 1997                   Date:  October 16, 1997